Exhibit 99.1

   PRESS RELEASE

For Release:	Immediate

Contact:	Matt Pudlowski (314/877-7091) or Scott Monette (314/877-7113)

RALCORP HOLDINGS ANNOUNCES RESULTS
FOR THE FIRST QUARTER OF FISCAL 2010
St. Louis, MO, February 4, 2010 … Ralcorp Holdings, Inc. (NYSE:RAH) today filed its Quarterly Report on Form 10-Q for the period ended December 31, 2009.  Reported diluted earnings per share (EPS) were $1.19 for the quarter ended December 31, 2009 compared to $1.15 for the corresponding period last year, including the effects of certain special items related to Ralcorp’s former investment in Vail Resorts, Inc. (NYSE:MTN) and the Post Foods acquisition as follows:
	Three Months Ended
	December 31,
	2009	2008
Gain on forward sale contracts	$ -	$ .25
Gain on sale of securities	-	.18
Equity in loss of Vail Resorts, Inc.	-	(.07)
Post Foods transition and integration costs	(.01)	(.08)

First quarter diluted EPS excluding the above special items were $1.20 compared to $.87 last year, a 38% increase.  Total segment profit contribution grew 19% excluding the incremental amounts from Harvest Manor Farms (Harvest), acquired March 20, 2009 and included in the Snacks, Sauces & Spreads segment.

Other reported results for the quarter ended December 31, 2009 included:
•
Net sales increased 2% from last year’s first quarter, primarily as a result of $53.8 million of sales from Harvest partially offset by declines in most other businesses.  Excluding Harvest sales, first quarter sales volume was down 1%, and net selling prices were reduced in several product categories as a result of contract terms or competitive pricing pressures.

•	Total segment profit contribution was up 24% from a year ago, primarily due to lower raw material costs and the Harvest acquisition.
•
Earnings before income taxes and equity loss were $105.6 million (compared to $110.8 million a year ago), including Post transition and integration costs and the prior year gains on the Vail forward sale contracts and the sale of Vail shares.

•	Net earnings were $67.2 million compared to $65.5 million last year.
•
Food EBITDA (defined below) was $170.5 million compared to $136.1 million last year, largely due to lower ingredient costs as well as lower transition and integration costs and incremental EBITDA from Harvest.

•	Ralcorp repurchased 2 million shares (3.5%) of its outstanding common stock for $115.5 million and repaid $89.7 million of debt.

                Effective October 1, 2009, Ralcorp revised its management reporting to combine the businesses formerly included in separate Snacks and Sauces & Spreads segments into a single operating segment named Snacks, Sauces & Spreads, and comparative prior year amounts have been reclassified to conform.  Segment results and other key measures are summarized in the following tables (in millions):

	Three Months Ended
	December 31,
	2009	2008
Net Sales
Cereals	$ 440.8	$ 449.3
Snacks, Sauces & Spreads	369.3	327.8
Frozen Bakery Products	181.8	191.1
Total	$ 991.9	$ 968.2

Profit Contribution
Cereals	$ 73.3	$ 74.1
Snacks, Sauces & Spreads	47.5	29.7
Frozen Bakery Products	26.4	15.0
Total segment profit contribution	147.2	118.8
Interest expense, net	(26.5)	(26.3)
Gain on forward sale contracts (Vail)	-	22.5
Gain on sale of securities (Vail)	-	15.8
Restructuring charges	(.7)	(.1)
Stock-based compensation expense	(5.0)	(4.1)
Post Foods transition and integration costs	(.6)	(7.1)
Other unallocated corporate expenses	(8.8)	(8.7)
Earnings before Income Taxes
and Equity Loss	$ 105.6	$ 110.8

Reconciliation of Food EBITDA to Net Earnings
Food EBITDA	$ 170.5	$ 136.1
Depreciation and amortization	(38.4)	(37.3)
Interest expense, net	(26.5)	(26.3)
Gain on forward sale contracts (Vail)	-	22.5
Gain on sale of securities (Vail)	-	15.8
Income taxes	(38.4)	(41.2)
Equity in loss of Vail Resorts, Inc.,
net of related deferred income taxes	-	(4.1)
Net Earnings	$ 67.2	$ 65.5

Special Items Related to Vail Resorts, Inc. and Post Foods
Prior year earnings were affected by changes in the fair value of the Company’s forward sale contracts related to its shares of Vail Resorts, Inc. (Vail), gains on the sale of Vail shares, and equity method losses from its investment in Vail.  Fair value adjustments on forward sale contracts resulted in a non-cash gain of $22.5 million for the quarter ended December 31, 2008.  Also in that quarter, Ralcorp delivered 890,000 shares in settlement of a portion of the forward sale contracts and sold 1,600 shares of its Vail common stock in the open market, resulting in a gain on sale of securities of $15.8 million.   The remaining forward sale contracts were settled and all remaining shares of Vail common stock were sold during the remainder of fiscal 2009.  As of September 30, 2009, Ralcorp no longer owned any shares of Vail common stock.
As planned, Ralcorp has continued to incur costs related to transitioning Post Foods into Ralcorp’s operations, albeit at a much lower level than in the prior year.  Costs relate to integration projects including decoupling the cereal assets of Post Foods from those of other operations of Kraft Foods Inc. (the former owner), developing stand-alone Post Foods information systems, developing independent sales, logistics and purchasing functions for Post Foods, and other significant integration undertakings.  While a portion of those costs are capitalized, the expense portion totaled $.6 million and $7.1 million in the three months ended December 31, 2009 and 2008, respectively.

Additional Information
The following measures, as reported herein, are non-GAAP financial measures which the Company’s management believes provide useful information to investors regarding the performance of Ralcorp’s operations:
•
Diluted earnings per share excluding special items is an additional measure for comparing the earnings generated by operations between periods, without the effects of certain special items related to Ralcorp’s former investment in Vail Resorts, Inc. and the Post Foods acquisition (as described above).

•
Food EBITDA (earnings before interest, income taxes, depreciation, and amortization, excluding equity method earnings and other gains or losses related to the Company’s investment in Vail Resorts, Inc.) provides information regarding the performance of Ralcorp’s food business operations, without the effects of the Company’s former investment in Vail Resorts, Inc. and related transactions.

•
Total segment profit contribution is an accumulation of the GAAP measures of profit contribution for each reportable segment that are reported to the chief operating decision maker for purposes of making decisions about allocating resources to each segment and assessing its performance, which gives investors a combined measure of these key amounts.

For additional information regarding the Company’s results, refer to the comparative statements of earnings below, as well as the financial statements and management’s discussion and analysis included in its Quarterly Report on Form 10-Q for the period ended December 31, 2009, filed February 4, 2010.

Ralcorp produces Post branded cereals, a variety of value brand and store brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers.  Ralcorp's diversified product mix includes: ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre-baked products such as breads and muffins; and frozen dough for cookies, Danishes, bagels and doughnuts.

RALCORP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in millions except per share data, shares in thousands)

	Three Months Ended
	December 31,
	2009	2008

Net Sales	$ 991.9	$ 968.2
Cost of products sold	(719.1)	(721.9)
Gross Profit	272.8	246.3
Selling, general and administrative expenses	(140.0)	(147.4)
Interest expense, net	(26.5)	(26.3)
Gain on forward sale contracts	-	22.5
Gain on sale of securities	-	15.8
Restructuring charges	(.7)	(.1)
Earnings before Income Taxes
and Equity Loss	105.6	110.8
Income taxes	(38.4)	(41.2)
Earnings before Equity Loss	67.2	69.6
Equity in loss of Vail Resorts, Inc.,
net of related deferred income taxes	-	(4.1)
Net Earnings	$ 67.2	$ 65.5

Earnings per Share
Basic	$ 1.20	$ 1.17
Diluted	$ 1.19	$ 1.15

Weighted Average Shares
for Basic Earnings per Share	55,924	56,048
Dilutive effect of:
Stock options	346	543
Stock appreciation rights	142	155
Restricted stock awards	150	146
Weighted Average Shares
for Diluted Earnings per Share	56,562	56,892